Exhibit 99.1

AMERICAN STRATEGIC INVESTMENT CO. Fourth Quarter Investor Presentation 9 Times Square - New York, NY

Fourth Quarter 2023 Highlights 1) See appendix for a full description of capitalized terms and Non - GAAP reconciliations. 2) Refer to slide 6 – Top 10 Tenant Investment Grade Profile. Based on Annualized Straight - line Rent and on ratings information as of December 31, 2023. For our purposes, includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant’s parent (regardless of whether the parent has guaranteed the tenant’s obligation under the lease) or lease guarantor. See appendix for a full definition of Investment Grade. ASIC’s top 10 tenants are 59% actual Investment Grade (“IG”) rated and 20% implied Investment Grade. 3) Refer to slide 7 – Active Portfolio Management for additional information. 4) Trailing 12 - month carrying costs of $0.3 million as of September 30, 2023. 5) Refer to slide 9 – Capital Structure and Q4’23 Financial Results for further information regarding our capital structure and liquidity. 6) Based on Annualized Straight - Line Rent as of December 31, 2023. 7) In April 2024, the $49.5 million loan at 9 Times Square matures. The interest rate on 9 Times Square was 3.72% as of December 31, 2023. 8) Data as of December 31, 2023. Manhattan focused real estate portfolio features an underlying tenant base in core commercial businesses, 100% total portfolio Original Cash Rent (1) collection in Q4’23, an attractive top 10 tenant base that is 79% Investment Grade (1)(2) rated and demonstrated leasing platform success High Quality Manhattan Focused Portfolio x Portfolio Occupancy (1) of 86.7% with a weighted average Remaining Lease Term (1) of 6.5 years x Solid tenant base featuring government agencies and Investment Grade corporate tenants with core commercial business x Core office properties are well located in desirable submarkets with close proximity to major transportation hubs x Top 10 tenants that are 79% (2) Investment Grade rated and have a Remaining Lease Term of 8.6 years x Well balanced and long - term lease maturity schedule with 45% (6) of leases expiring after 2030 x 100% total portfolio Original Cash Rent (1) collection in Q4’23 Active Portfolio Management (3) x Active portfolio management resulting in new leasing, lease renewals, and targeted expense reduction initiatives x Closed on the sale of the vacant 421 W. 54 th St — Hit Factory, generating $4.2 million in net cash proceeds and eliminating annual carrying costs (4) x Completed five new leases in Q4’23 totaling 47,957 SF and $1.6 million of SLR (1) and completed 15 new leases for the full year increasing portfolio Occupancy by 4.0% (8) from prior year end to 86.7% (8) , net of terminations x 2024 forward Leasing Pipeline (1) of two new leases for 14,064 SF and $0.8 million of SLR (1) . Upon commencement of these leases, portfolio Occupancy (1) is expected to increase to 87.9% Conservative Debt Profile and Advisor Shareholder Alignment (5) x 100% fixed debt capital structure with a weighted average debt maturity of 3.2 years at a 4.4% weighted average interest rate x Limited near - term debt maturity, with only 12.4% of debt maturing through 2024, and no debt maturing in 2025 (7) x Advisor and affiliates own nearly 1.1 million (8) shares, demonstrating their commitment to the Company 1

Fourth Quarter 2023 Portfolio Highlights Metric ($ and SF in mm) Q4’23 Real Estate Investments, at Cost $725.1 Number of Properties 7 Total Square Feet 1.2 Annualized Straight - line Rent $58.7 Occupancy 86.7% Weighted Average Lease Term Remaining 6.5 Years 1) Ratings information is as of December 31, 2023. Weighted based on Annualized Straight - Line Rent as of December 31, 2023. ASIC’s top 10 tenants are 59% actual Investment Grade rated and 20% implied Investment Grade. Refer to slide 6 – Top 10 Tenant Investment Grade Profile and Definitions in the appendix for additional information. Based on Annualized Straight - Line Rent as of December 31, 2023. 2) 14% 10% 5% 10% 6% 6% 4% 45% 2024 2025 2026 2027 2028 2029 2030 Thereafter Financial Services 24% Government / Public Administration 13% Retail 12% Non - profit 9% Office 7% Services 7% Pro f e s s io nal Services 5% Healthcare Services 5% Fitness 6% Technology 4% Other 8% $725 million portfolio of real estate investments featuring a diverse tenant mix across seven mixed - use office and retail condominium buildings that are primarily located in Manhattan Top 10 Tenants’ Credit Ratings (1) Tenant Industry Diversity (2) Lease Expiration Schedule (2) Portfolio Metrics 79% 7% 14% Investment Grade Non Investment Grade Not Rated 2

100% Original Cash Rent (1) Collection Percentage of Original Cash Rent (1) Due and Collected For Each Period Note: Collection data as of February 26, 2024. Total rent collected during the period includes both Original Cash Rent due and payments made by tenants pursuant to rent deferral agreements or otherwise. This information may not be indicative of any future period. 1) See Definitions in the appendix for a full description. 100% 100% 100% 100% 100% 99% 98% 98% 97% 92% 91% 87% 8 5% 8 0% 7 5% 7 0% 6 5 % Q1'2021 Q2'2021 Q3'2021 Q4'2021 Q1'2022 Q2'2022 Q3'2022 Q4'2022 Q1'2023 Q2'2023 Q3'2023 Q4'2023 9 0% 9 5% 1 0 0 % ASIC’s portfolio mix of government agency and Investment Grade corporate tenants with core commercial businesses continues to provide dependable rental income, resulting in 100% Original Cash Rent (1) collection in Q4’23 3 3

Real Estate Portfolio Highlights 4

Detailed Property Summary Note: Data as of December 31, 2023. 1) Figures represent real estate assets at cost. Portfolio Real Estate Assets (1) ($ mm) Occupancy Remaining Lease Term (in years) % of Annualized S traig h t - L in e Rent % of Portfolio Square Feet 123 William Street $280.4 91% 5.3 36% 47% 9 Times Square $186.6 71% 6.0 15% 15% 196 Orchard Street $89.3 100% 11.4 12% 5% _ 400 E. 67th Street $73.6 100% 3.5 7% 5% _ 1140 Avenue of the Americas $60.0 77% 6.5 26% 21% _ 200 Riverside Blvd. $19.3 100% 13.5 2% 5% _ 8713 Fifth Avenue $15.9 89% 10.6 2% 2% _ Total Portfolio $725.1 87% 6.5 100% 100% Note: Map shows six properties located in Manhattan. Medical office building in Brooklyn not pictured. $725 million portfolio, that is diversified across seven mixed - use office and retail assets that are primarily located in Manhattan with close proximity to major transportation hubs 5

Top 10 Tenant Investment Grade Profile

Top 10 tenants[1] feature a balance of Investment Grade corporate tenants with core commercial businesses and government agencies

Tenant	Space Type	Tenant Industry	Credit Rating[2]	Q4'23 Original Cash Rent Collection	Remaining Lease Term (in years)	% of Portfolio SLR	% of Portfolio SF
City National Bank	Office / Retail	Financial Services	A2	100%	9.5	7.4%	3.6%
Equinox	Retail	Fitness	Caa3	100%	14.9	5.9%	3.0%
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	A3*	100%	7.5	5.8%	6.8%
Cornell University	Office	Healthcare Services	Aa1	100%	0.5	4.2%	2.9%
NYC Dept. of Youth & Community Development	Office	Government	Aa2	100%	14.0	3.8%	4.1%
CVS	Retail	Retail	Baa2	100%	10.7	3.7%	1.0%
USA General Services Administration	Office	Government	Aaa	100%	3.5	3.5%	4.8%
I Love NY Gifts	Retail	Retail	Not Rated	100%	12.4	3.3%	0.8%
NY State Dept. of Licensing	Office	Government	Aa1	100%	3.6	3.1%	4.5%
Marshalls	Retail	Retail	A2*	100%	4.8	2.8%	2.0%
*Implied Rating			**79% IG Rated**	**100%**	**8.6**	**43.4%**	**33.5%**

City National Bank
An RBC Company
Credit Rating: A2

GSA
Credit Rating: Aaa

NYC Department of Youth & Community Development
Credit Rating: Aa2

CVS pharmacy
Credit Rating: Baa2

Weill Cornell Medicine
Credit Rating: Aa1

Note: Original Cash Rent collection data as of January 3, 2024. Portfolio data as of December 31, 2023, unless otherwise noted.
1) Weighted based on Annualized Straight-Line Rent as of December 31, 2023.
2) Based on Annualized Straight-line Rent and on ratings information as of December 31, 2023. Includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant's parent (regardless of whether the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. ASIC's top 10 tenants are 59% actual Investment Grade ("IG") rated and 20% implied Investment Grade.

6

Active portfolio management drives new leasing, lease renewals, and targeted expense reduction initiatives Portfolio Management Highlights x During Q 4 ’ 23 , closed on the sale of the vacant 421 W 54 th St — Hit Factory, generating $ 4 . 2 million of net proceeds and eliminating associated annual carrying costs of $ 0 . 3 million x Targeted expense reduction initiatives, specifically renegotiating of contracted services, is a value - engineering strategy utilized to improve portfolio performance x Through rebidding contracts with third - party vendors, management forecasts $ 1 . 0 million in projected operating cost savings in 2024 x In 2023 , completed 15 new leases increasing portfolio Occupancy (1) by 4 . 0% , net of terminations, from 82 . 7 % to 86 . 7 % x Completed five new leases in Q 4 ’ 23 totaling 47 , 957 SF and $ 1 . 6 million of SLR (1) and has a 2024 Forward Leasing Pipeline (1) of two new leases totaling 14 , 064 SF and $ 0 . 8 million of SLR (1) . Upon commencement of these leases, portfolio Occupancy (1) is expected to increase to 87 . 9% . x Resilient portfolio and creditworthy tenant base resulted in 100 % total portfolio Original Cash Rent collection in Q 4 ’ 23 Active Portfolio Management Increased Cash Flow at 9 Times Square 7 1) See Definitions in the appendix for a full description. 7 x New tenant signs a short - term deal highlighting persistent focus on leasing efforts and signaling increased momentum at the property New Lease Building 9 Times Square Square Feet 5,363 Lease Expiration 6/30/2025 Annual SLR (1) $0.2 million New Long - Term Lease at 123 William x ASIC continues to see positive leasing momentum at the property as evidenced by a new long - term lease signed during the quarter New Lease Building 123 William St Square Feet 4,911 Lease Expiration 1/31/2029 Annual SLR (1) $0.2 million

Financial Highlights

Capital Structure and Q4’23 Financial Results Note: We expect to fund our operating expenses and capital requirements over the next 12 months with cash on hand, cash generated from operations and other potential sources. 1) In April 2024, the $49.5 million loan at 9 Times Square matures. The interest rate on 9 Times Square was 3.72% as of December 31, 2023. 2) See Definitions in the appendix for a full description. 3) Calculated as total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $5.3 million (excluding restricted cash) divided by the carrying value of total assets of $694.2 million plus accumulated depreciation and amortization of $145.0 million as of December 31, 2023. 4) See appendix for Non - GAAP reconciliations. Debt capital structure features limited debt maturities though 2025 (1) , 100% fixed rate debt at a 4.4% weighted average interest rate and Net Leverage (3) of 47.0% Key Capitalization Metrics ($ and shares in mm) Q4’23 Fixed / Floating Debt % 100% / 0% Weighted Averaged Effective Interest Rate 4.4% Total Debt $399.5 Real estate assets, at cost $ 725 . 1 Net Leverage (2)(3) 47 . 0 % Weighted Average Basic and Diluted Shares Outstanding 2.3 100% Fixed Rate Debt Maturity Schedule $ 49. 5 $ 51. 0 2 0 2 3 2 0 24 2 0 25 2 0 26 2 0 27 2 0 28 2 0 2 9 2 0 3 0 + Only ~12% of debt matures thru 2025 $140.0 $99.0 $ 60. 0 9 Key Financial Results ($ mm) Q4’23 Revenue from Tenants $15.4 Net Loss ($73.9) Funds from Operations (2)(4) ($1.5) Core Funds from Operations (2)(4) ($ 1 . 2 ) Cash NOI (2)(4) $ 6 . 3 Capital Structure and Financial Highlights x Fixed rate mortgage debt with a weighted average effective interest rate of 4.4% x Weighted average debt maturity of 3.2 years with limited debt maturities through 2025 and Net Leverage of 47.0% x Debt maturing in 2024 is for 9 Times Square, which represents 12.4% of total outstanding debt

ASIC’s capital structure is composed of fixed rate mortgage debt, limiting adverse effects from rising interests Only ~12% of debt matures through 2025 (2) Compares favorably to prevailing interest rate market Represents modest leverage profile Key Capitalization Metrics Capital structure features limited near - term debt maturities, 100% fixed rate debt and Net Leverage of 47.0% (1) Capital Structure Highlights 100% Fixed Rate Capital structure features 100% fixed rate debt, Net Leverage of 47.0% (1) , a Weighted Average Interest Rate of 4.4%, and a Weighted Average Debt Maturity of 3.2 years, continues to contribute to the Company's overall success 3.2 Year Weighted Average Debt Maturity 4.4% Weighted Average Interest Rate 47.0% Net Leverage 10 10 1) Calculated as total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $5.3 million (excluding restricted cash) divided by the carrying value of total assets of $694.2 million plus accumulated depreciation and amortization of $145.0 million as of December 31, 2023. 2) In 2024, the $49.5 million loan at 9 Times Square matures.

Management and Board of Directors 11

Experienced Management Team Boris Korotkin Senior Vice President of Capital Markets ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Christopher Chao Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former asset management and acquisitions director for Paramount Group, Inc., a 9 million square foot New York City office portfolio Michael Anderson Chief Executive Officer ▪ Served as Chief Executive Officer since September 2023 ▪ Mr. Anderson has served as General Counsel of AR Global Investments, where he advised on both public and private debt and equity transactions, mergers and corporate acquisitions, commercial real estate transactions and operational integration of acquired companies Joseph Marnikovic (1) Chief Financial Officer ▪ Served as Chief Financial Officer since September 2023 ▪ 20 years of comprehensive experience in all aspects of business operations and financial management 1) On January 31, 2024, Joseph Marnikovic notified the board of directors (the “Board”) of American Strategic Investment Co. (the “Company”) that he intends to retire and therefore resign from his position as Chief Financial Officer and Treasurer of the Company (Principal Accounting Officer and Principal Financial Officer). Mr. Marnikovic’s resignations will be effective on March 29, 2024, after the Company files its Annual Report on Form 10 - K for the year ended December 31, 2023. On February 2, 2024, the Board appointed Mr. Michael LeSanto, the Company’s Chief Accounting Officer, as the Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer) and Treasurer of the Company, effective upon the effectiveness of Mr. Marnikovic’s resignation. 12

Board of Directors Michael Weil | Director and Executive Chairman ▪ Founding partner of AR Global and former Chief Executive Officer of ASIC ▪ Prior to being named Chief Executive Officer of ASIC, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opportunities for all AR Capital - sponsored investment programs ▪ Prior to the establishment of AR Capital, Mr. Weil served as Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT), where he was responsible for the disposition and leasing activity for an approximately 30 million square foot portfolio ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Louis DiPalma | Independent Director and Audit Committee Chairman ▪ Independent director of the Company since December 2022 ▪ Member of the Rhode Island State Senate and served in positions such as the chair of the Senate Committee on Rules, Government Ethics and Oversight, first vice chair of the Senate Committee on Finance and as a member of the Senate Committee on Education Nicholas Radesca | Independent Director ▪ Mr. Radesca has decades of public company experience as chief financial officer of numerous companies, including serving as interim chief financial officer of the Company and as chief financial officer of AR Global and related companies ▪ Mr. Radesca brings to the Company a deep background in real estate, credit, M&A and operating businesses, Elizabeth Tuppeny | Lead Independent Director ▪ Chief Executive Officer and founder of Domus, Inc., since 1993 ▪ 30 years of experience in the branding and advertising industries, with a focus on Fortune 500 companies ▪ Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games Strong Corporate Governance x Majority independent Board of Directors, with additional oversight provided by committees comprised solely of independent directors x PricewaterhouseCoopers LLP currently acts as the independent auditor for ASIC x ASIC is supported by robust financial accounting and reporting teams, and maintains financial reporting processes, controls and procedures x Advisor and its affiliates own nearly 1.1 million (1) shares, demonstrating their commitment to Company 1) As of December 31, 2023 13

Appendix 14

Definitions 15 Annualized Straight - Line Rent or “SLR” : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Cash NOI : We define Cash NOI as net income (loss), the most directly comparable GAAP financial measure, less income from investment securities and interest, plus general and administrative expenses, acquisition and transaction - related expenses, depreciation and amortization, other non - cash expenses and interest expense . In calculating Cash NOI, we also eliminate the effects of straight - lining of rent and the amortization of above - and below - market leases . Core FFO : In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non - operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform . Specific examples of discrete non - operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non - recurring in nature incurred in connection with the listing of Class A common stock on the NYSE and related transactions), and non - cash equity - based compensation . We add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition and transaction dead deal costs as well as non - operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties . In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results . FFO : The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO . Our FFO calculation complies with NAREIT’s definition . Investment Grade : As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade . Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default . Ratings information is as of December 31 , 2023 . Top 10 tenants are 59 % actual investment grade rated and 20 % implied investment grade rated . Leasing Pipeline : Includes all leases under negotiation with an executed LOI by both parties as of February 22 , 2024 . This represents two leases under negotiation, each with an executed LOI by both parties, totaling 14 , 064 square feet . Leasing pipeline should not be considered an indication of future performance . Net Leverage : Calculated as total mortgage notes payable, gross of $ 399 . 5 million minus cash and cash equivalents of $ 5 . 3 million (excluding restricted cash) divided by the carrying value of total assets of $ 694 . 2 million plus accumulated depreciation and amortization of $ 145 . 0 million as of December 31 , 2023 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . Original Cash Rent : Refers to contractual rents on a cash basis due from tenants as stipulated in their originally executed lease agreement based on leases in place for the applicable period, prior to any rent deferral agreement . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on Annualized Straight - Line rent as of the date or period end indicated .

Reconciliation of Non - GAAP Metrics: Cash NOI 16 For the Three Months Ended (in thousands) December 31, 2023 December 31, 2022 Net Loss (in accordance with GAAP) $ (7 3 ,8 78) $ (1 0 ,1 09) Depreciation & Amortization 6,332 7,703 Interest Expense 4,749 4,751 EBITDA (62 , 797 ) 2 , 345 Impairment of real estate investments 6 6 ,0 53 - Equity - based compensation 151 2,198 Other income (expense) (9) (6) Adjusted EBITDA 3 , 398 4 , 537 Asset and property management fees to related parties 1,926 1,708 General & Administrative 1,824 1,897 NOI 7 , 148 8 , 142 Accretion of below - and amortization of above - market lease liabilities and assets, net (2 5 ) 123 Straight - line rent (revenue as a lessor) (8 4 8) (2 6 3) Straight - line ground rent (expense as lessee) 28 28 Cash NOI $ 6 , 303 $ 8 , 030 Cash Net Operating Income (Cash NOI) Reconciliation Schedule

Reconciliation of Non - GAAP Metric: FFO (in thousands) Three Months Ended December 31, 2023 Three Months Ended December 31, 2022 Net Loss (in accordance with GAAP) $ (73,877) $ (10,109) Impairment of real estate investments 66,058 - Depreciation and amortization 6,332 7,703 FFO attributable to common stockholders ( 1 , 492 ) ( 2 , 406 ) Equity - based compensation (1) 151 2,198 Expenses Attributable to 2023 Tender Offer (2) 144 - Core FFO attributable to common stockholders $ ( 1 , 197 ) $ (208) 17 Funds From Operations (FFO) Reconciliation Schedule 1) Includes expenses related to the amortization of the Company's restricted common shares and units of limited partnership related to its multi - year outperformance agreement for all periods presented . Management has not added back the cost of the Advisor’s base management fee used by the Advisor under the Side Letter to purchase shares or the cost of the base management fee elected to be received by the Advisor in shares in lieu of cash because such amounts are considered a normal operating expense . Such amounts included in net loss were $ 0 . 5 million for the three months ended March 31 , 2023 . 2) Amount relates to costs that we incurred as it relates to the 2023 Tender Offer . We do not consider these expenses to be part of our normal operating performance and has, accordingly, increased its Core FFO for this amount .

Legal Notices 18

Important Additional Information and Where to Find It References in this presentation to the “Company,” “we,” “us” and “our” refer to American Strategic Investment Co. (“ASIC”) and its consolidated subsidiaries. This presentation contains estimates and information concerning the Company's industry that are based on industry publications and reports. The Company has not independently verified the accuracy of the data contained in these industry publications and reports. Estimates and information in this presentation involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's Annual Report on Form 10 K for the year ended December 31, 2023 filed on April 1, 2024 with the Securities and Exchange Commission (the "SEC") on April 1, 2024 and all other filings filed with the SEC after that date including but not limited to the subsequent Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. These and other factors could cause results to differ materially from those expressed in these publications and reports. The majority of the concessions granted to our tenants as a result of the COVID - 19 pandemic were rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the Financial Accounting Standards Board and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO, Core FFO, NOI, Cash NOI, EBITDA, and Adjusted EBITDA has not been, and we do not expect it to be, significantly impacted by these types of deferrals. Non - GAAP Financial Measures We disclose certain non - GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) and Cash Net Operating Income (“Cash NOI”) . A description of these non - GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided on slide 15 . None of these non - GAAP financial measures should be considered as a substitute for net income or any other financial measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). Because non - GAAP financial measures are not standardized, FFO, Core FFO and Cash NOI, as defined by the Company, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare the Company's use of these non - GAAP financial measures with those used by other companies. A reconciliation of all non - GAAP measures disclosed in this presentation to their nearest respective GAAP measures can be found on slides 16 and 17 of this presentation. 19 19

Forward Looking Statements This presentation does not constitute an offer to sell or a solicitation of an offer to purchase any securities of American Strategic Investment Co. (“We” or the “Company”). Any offer or sale of securities will be made only by means of a prospectus and related documentation meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. This presentation contains statements that are not historical facts and may be forward - looking statements, including statements regarding the intent, belief or current expectations of us, our operating partnership and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “projects,” “potential,” “predicts,” “expects,” “plans,” “intends,” “would,” “could,” “should” or similar expressions are intended to identify forward - looking statements, although not all forward - looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward - looking statements. Further, forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. These forward - looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward - looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of (i) a resurgence of the global COVID - 19 pandemic, including actions taken to contain or treat COVID - 19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environment, (d) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, (e) expected increase in portfolio Occupancy and operating cost savings, and (f) we may not be able to continue to meet the New York Stock Exchange’s (“NYSE”) continued listing requirements and rules, and the NYSE may delist our common stock, which could negatively affect our company, the price of our common stock and our shareholders’ ability to sell our common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10 - K for the year ended December 31, 2023 filed on April 1, 2024 and all other filings with the Securities and Exchange Commission after that date including but not limited to the subsequent Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward - looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward - looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law. 19 20